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                                                                Exhibit: 10.12FD
                          CONTINUING SECURITY AGREEMENT

Name of Borrower:                              Address of Borrower's
FUNDEX GAMES, LTD.                             Chief executive office:
                                               2237 Directors Row
                                               Indianapolis, Indiana 46241

1. GRANT OF SECURITY INTEREST: The undersigned (the "Borrower") grants to LIBERTY BIDCO INVESTMENT CORPORATION ("BIDCO"), 30833 Northwestern Highway, Suite 211, Farmington Hills, Michigan 48334-2582, a continuing security interest in the Collateral indicated below, to secure the payment of Borrower's Business Loan Note with Covenants to BIDCO of even date herewith in the amount of One Million Dollars ($1,000,000.00) ("Note") as well as all other obligations to BIDCO of any kind including, but not limited to, the Revenue Participation Agreement of even date, entered into by Borrower and BIDCO (The Note, Revenue Participation Agreement and all other obligations to BIDCO are referred to collectively as the "Liabilities") whenever and however such Liabilities may arise or may have arisen and whether they are several, joint or joint and several. Liabilities shall also include all interest, and all reasonable costs, expenses, and actual attorney fees accruing to or incurred by BIDCO in collecting the Liabilities or in the protection, maintenance or liquidation of the Collateral.

2. COLLATERAL: It is expressly agreed by Borrower that BIDCO is granted a security interest in "All Assets" as defined below or as set forth on the attached Exhibit "A".

3. DESCRIPTION OF COLLATERAL: The Collateral covered by this agreement is all of the Borrower's property indicated above and defined below, now owned or hereafter acquired, created or arising, and which may include, but shall not be limited to, any items listed on any schedule or list attached. Also included are all proceeds, including but not limited to stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidated dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by Borrower.

      3.1 "All Assets" of Borrower shall include all tangible and intangible property of Borrower of any kind, including but not limited to, "Accounts Receivable", "Inventory", "Equipment," "Instruments" and "Vehicles".

      3.2 "Accounts Receivable" shall consist of Accounts, Chattel Paper and General Intangibles as those terms are defined in the Uniform Commercial Code. Also included is any right to a refund of taxes paid at any time to any governmental entity. Also included are letters of credit, and drafts under them, given in support of Accounts Receivable.

      3.3 "Inventory" shall consist of all property held at any location by or for Borrower for sale, rent or lease, or furnished or to be furnished by Borrower under any contract of service, or raw materials or work in process and their products, or materials used or consumed in its business and shall include containers and
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            shelving useful for storing. Inventory is presently located at
            Borrower's Chief executive office and as set forth on Exhibit "B."

      3.4 "Equipment" shall consist of any goods at any time acquired, owned or held by Borrower at any location primarily for use in its business, including, but not limited to, machinery, fixtures, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, additions, substitutions, replacements and appurtenances to them or intended for use with them. Equipment is presently located at Borrower's Chief executive office and as set forth on Exhibit "B."

      3.5 "Instruments" shall consist of Borrower's interest of any kind in any negotiable instrument or security as defined in the Uniform Commercial Code, or any other writing which evidences a right of payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

      3.6   "Vehicles" shall consist of all vehicles owned by Borrower.


4.    WARRANTIES: Borrower represents and warrants to BIDCO, that:

      4.1   Borrower will pay the Liabilities secured by this Agreement.

      4.2 Borrower is the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest and existing liens disclosed to and accepted by BIDCO in writing or as set forth in or attached to the Business Loan Note with Covenants of even date executed by Borrower to BIDCO, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest in it.

      4.3 Except for liens and encumbrances accepted by BIDCO in writing or referenced in or attached to the Business Loan Note with Covenants of even date executed by Borrower to BIDCO, Borrower will keep the Collateral free of liens, encumbrances and other security interests, maintain it in good repair, not use it illegally and exhibit it to BIDCO on demand during normal business hours and upon two (2) business days notice.

      4.4 Borrower will keep the Collateral insured at Borrower's expense against substantial risk of damage, destruction or theft in an amount at least equal to the lesser of the value of the Collateral or the unpaid balance of the Liabilities, with loss payable to BIDCO as its interest may appear, and Borrower will deliver copies of all such insurance policies to BIDCO upon request.

      4.5 Borrower will not sell or offer to sell or otherwise transfer the Collateral, nor change the location of the Collateral, without the written consent of BIDCO, except in the ordinary course of business or except in an amount not exceeding $50,000 in any calendar year.


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      4.6   Borrower will maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and timely pay all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at BIDCO's request, provide evidence of adequate funds or security has been pledged to insure payment.

      4.7 No financing statement or other security instrument covering all or any part of the Collateral or any proceeds is on file in any public office, unless BIDCO has approved that filing, and at BIDCO's request, Borrower will execute one or more financing statements or other security instruments in form satisfactory to BIDCO and will pay the cost of filing them in all public offices wherever filing is deemed by BIDCO to be desirable.

      4.8 Borrower will provide any information that BIDCO may reasonably request, and will permit BIDCO to inspect and copy its books and records during normal business hours upon at least two (2) business days advance notice.

      4.9   Borrower's Chief executive office is at the address shown above.

5. DEFAULT: Borrower shall be in default under this security agreement upon the occurrence of any of the following events:

      5.1 Default in the payment of any of the Liabilities or other obligations owing to BIDCO or any other creditor, other than unsecured debt incurred during the ordinary course of business, and such default continues for a period of ten (10) days without cure.

      5.2 Failure to observe and perform any of the terms and conditions of this security agreement and such default continues without cure for a period of ten (10) days.

      5.3 Any warranty, representation, or statement made or furnished to BIDCO by Borrower is untrue in any material respect.

      5.4 If any "reportable event" (as defined in the Employee Retirement Income Security Act of 1974, as amended) occurs.

      5.5 The dissolution, termination of existence, suspension of business, or insolvency of Borrower; or the appointment of a receiver for any part of the property of Borrower; or the making of an assignment for the benefit of creditors by Borrower; or the commencement of bankruptcy or insolvency proceedings by Borrower; or the commencement of bankruptcy or insolvency proceedings against Borrower which are not dismissed within sixty (60) days; or the Borrower admits in writing its inability to pay its debts as they mature.


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      5.6   The loss, theft, damage or destruction, without insurance, or the encumbrance, to or of any material part or all of the Collateral.

      5.7 The entry, placement or issuance of any judgment, levy, lien, writ of attachment, writ of garnishment, writ of execution or similar process, against Borrower or any of Borrower's property unless they do not have a material adverse impact on Borrower's financial condition.

      5.8 The sale of a material part of the Borrower's assets or business, outside the ordinary course of business, without BIDCO's written consent which shall not be unreasonably withheld.

      5.9 BIDCO shall deem itself insecure in reasonable good faith believing that the prospect of payment of Liabilities or performance under this security agreement is materially impaired.

      5.10 Any event which results in the acceleration of the maturity of any debt of Borrower to BIDCO or a material debt to others under any notice, indenture, agreement or undertaking.

      5.11 Failure to observe and perform any of the terms and condition of the Revenue Participation Agreement, of even date, entered into with BIDCO.

      5.12 Upon default, the Liabilities shall become due and payable immediately, without notice, unless BIDCO shall otherwise elect. BIDCO shall have the rights and remedies provided by law or this agreement, including but not limited to the right to require Borrower to assemble the Collateral and make it available to BIDCO at a place to be designated by BIDCO which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. In connection with the right of BIDCO to take possession of the Collateral, BIDCO may take possession of any other items of property in or on the Collateral at the time of taking possession of the Collateral, and hold such other items of property temporarily for Borrower without liability on the part of BIDCO. Any requirement of reasonable notice shall be met if BIDCO sends notice to Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. Borrower shall be liable for any deficiency remaining after disposition of the Collateral.


6. ACCOUNTS RECEIVABLE: Borrower acknowledges that if the Collateral includes "Accounts Receivable" the following shall apply:

      6.1 Until BIDCO gives notice to Borrower of a default hereunder, Borrower will, in the usual course of its business and at its own cost and expense, but as the agent of BIDCO, demand and receive and use its best efforts to collect all moneys due or to become due on the Accounts Receivable. Until BIDCO gives notice to


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            Borrower that it is in default, Borrower may use the funds collected in the ordinary course of its business. Upon such notice from BIDCO, the Borrower agrees that all sums of money it receives on the account of or in payment or settlement of the Accounts Receivable shall be held by it as trustee for BIDCO without commingling with any of its funds, and be forthwith delivered to BIDCO with endorsement to BIDCO's order of any check or similar instrument. It is agreed that, upon a default by Borrower and upon Borrower's failure to cure such default within ten (10) days after notice thereof, BIDCO shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of Borrower, to collect, demand, receive, sue for or compromise any and all Accounts Receivable, and to give good and sufficient releases, to endorse any checks, drafts, or other orders for the payment of money payable to the Borrower in payment and, in its discretion, to file any claims or take any action or proceeding, either in its own name or in the name of Borrower or otherwise, which BIDCO may deem necessary or advisable. It is expressly understood and agreed, however, that BIDCO shall not be required to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.    MISCELLANEOUS:

      7.1 Where a material portion of the Collateral is located at, used in or attached to a facility leased by Borrower, Borrower will obtain from the Lessor a consent to the granting of this security interest and a subordination of the Lessor's interest in any of the Collateral, in form acceptable to BIDCO.

      7.2 No delay on the part of BIDCO in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by BIDCO of any right or remedy, and no waiver or indulgence by BIDCO of any default shall be effective unless in writing and signed by BIDCO, nor shall a waiver on one occasion be construed as a waiver of any such right on any future occasion.

      7.3 All rights of BIDCO shall inure to the benefit of BIDCO's successors and assigns; and all obligations of Borrower shall bind Borrower's successors and assigns.

      7.4 The terms and provisions of this agreement shall be governed by Michigan law without giving effect to any choice or conflict of law provision or rule (whether of Michigan or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than Michigan to apply.

      7.5 Each of the parties submits to the exclusive jurisdiction of the United States District Courts for the Southern and Eastern Districts of Michigan, and if subject matter jurisdiction is not available the Oakland County Circuit Court, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined through such courts. Each party also agrees not to bring any such action or proceeding


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            arising out of or relating to this Agreement in any other court.
            Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

      7.6 Until payment of the Liabilities, Borrower grants BIDCO, its officers, employees or agents, the right, upon at least two (2) business days advance notice, to inspect the Collateral and Borrower's books and records. Borrower will furnish BIDCO, at its demand, reports regarding the Collateral in such form and detail as are reasonably satisfactory to BIDCO.

      7.7   Time is of the essence of this agreement.

      7.8 If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

      7.9 At its option BIDCO may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral if BIDCO is reasonably insecure with Borrower's current insurer and after notice to Borrower, and pay for the maintenance and preservation of the Collateral, and Borrower agrees to reimburse BIDCO on demand for any payment made or any expense incurred by BIDCO, with interest at the Note Rate (as such term is defined in the Note).

      7.10 Where notice is required, it shall be in writing and personally delivered, sent by certified mail, return receipt requested or a reliable overnight delivery service, to the respective address above, or to any other address required by the respective party, or by facsimile transmission with confirmation of receipt, and notice shall be deemed given on the earlier of: a) three (3) business days after notice is mailed as set forth above; or b) upon actual receipt.

      7.11 This Agreement may be amended only in a writing signed by Borrower and BIDCO.

Dated: August 27, 1998              BORROWER:



WITNESS:                            FUNDEX GAMES, LTD.


/s/ [Illegible]                     By: /s/ Carl E. Voigt
--------------------------------        ---------------------------------
                                        Carl E. Voigt, IV, President


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